Exhibit 10.31

AMENDMENT TO

PROMISSORY NOTE

DATE OF AMENDMENT:	May 24, 2012

DATE OF NOTE 1:	October 20, 2011
PRINCIPLE AMOUNT:	$254,909
ACCRUED INTERST
THROUGH APRIL 30, 2012:	$32,803.77
INTEREST RATE:	Two percent (2.0%) per month

HOLDER:	MacKov Investments Limited

MAKER:	Richfield Oil & Gas Company

DUE DATE:	April 30, 2012

The Note is hereby amended and modified as follows:

Whereas the note had a maturity date of April 30, 2012 it shall be amended to mature on demand thereafter until paid in full.

Whereas at April 30, 2012 the note principal was $254,909 and the accrued interest was $32,803.77 the accrued interest shall be capitalized into the note and the new note principal shall be $287,712.77. The new principal balance shall accrue 2% monthly interest until paid in full.

Except as amended hereby, the note shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have set their hands, as of the date first above written.

HOLDER:	MAKER:

MacKov Investments Limited	RICHFIELD OIL & GAS COMPANY

By:/S/: Glenn G. MacNeil	By: /S/: Michael A. Cederstrom
Glenn G. MacNeil,	Michael A. Cederstrom, General Counsel and
President of MacKov Investments Limited	Corporate Secretary